Exhibit 10.9

WAIVER AND AMENDMENT NO. 4 TO CREDIT AGREEMENT AND AMENDMENT TO GUARANTY AND SECURITY AGREEMENT dated as of May 30, 2019 (this “Amendment”) to the Credit Agreement dated as of August 28, 2017 (as amended, supplemented or modified prior to the date hereof, the “Credit Agreement”), by and among LULU’S FASHION LOUNGE, LLC, a Delaware limited liability company (the “Borrower”), LULU’S FASHION LOUNGE PARENT, LLC, a Delaware limited liability company (“Holdings”), the Lenders party thereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent” and, together with the Administrative Agent, the “Agent”) for the Lenders.

(A) The Borrower has requested that (i) the Required Lenders waive certain Defaults or Events of Default as specified herein, (ii) the Credit Agreement be amended in order to reset the maximum Consolidated Total Net Leverage Ratio levels required under the Financial Covenant and make certain other modifications as set forth herein and (iii) the Guaranty and Security Agreement be amended in order to modify the definition of “Excluded Deposit Account” as set forth herein.

(B) The Required Lenders are willing to waive certain Defaults or Events of Default specified herein and amend the Credit Agreement and the Guaranty and Security Agreement, in each case, on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. The rules of construction set forth in Section 11.2 of the Credit Agreement shall apply mutatis mutandis to this Amendment.

SECTION 2. Waiver. Certain Defaults or Events of Default have occurred and are continuing as a result of the Borrower’s failure to comply with (i) Section 6.1 of the Credit Agreement for the Fiscal Quarter ending on or about March 31, 2019 and (ii) Section 4.3(a) as a result of any failure to deliver prompt notice of the Default or Event of Default described in clause (i) (such Defaults and Events of Defaults, the “Designated Defaults”). The Lenders party hereto, constituting the Required Lenders, hereby (i) waive the Designated Defaults and (ii) agree not to request interest at the Default Rate with respect to the Designated Defaults.

SECTION 3. Amendment to the Credit Agreement. Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

a.

Section 1.8(d) of the Credit Agreement is hereby amended by (i) re-naming the header of such Section as “Incurrence of Indebtedness; Certain Equity Contributions; Initial Public Offering”, (ii) inserting the words “and any Unadjusted EBITDA Equity Contribution” immediately following the words “Specified Equity Contribution” appearing in clause (ii) of such Section and (iii) inserting a new clause (iii) immediately at the end of such Section as follows:

(iii) Immediately upon the receipt by any Credit Party or any Subsidiary of any Credit Party of Net Issuance Proceeds from an Initial Public Offering, solely to the extent that the Consolidated Total Net Leverage Ratio is in excess of 2.00 to 1.00, determined on a Pro Forma Basis as of the last day of the most recently ended period of four Fiscal Quarters for which financial statements have been delivered or were required to have been delivered hereunder prior to receipt of such Net

Issuance Proceeds, the Borrower shall deliver, or cause to be delivered, to the Agent such Net Issuance Proceeds, for application to the Loans in accordance with Section 1.8(f), solely to the extent necessary to cause the Consolidated Total Net Leverage Ratio to be no greater than 2.00 to 1.00, determined on a Pro Forma Basis giving effect to such repayment.

b.	Section 1.8(f) of the Credit Agreement is hereby amended to replace the reference to Section 1.10(c) with a reference to Section 1.10(b).

c.	Section 4.2(b) of the Credit Agreement is hereby amended by inserting “(i)” at the beginning of such Section and inserting the following new clause (ii) at the end of such Section:

and (ii) commencing with the month ending June 30, 2019 and through the Fiscal Quarter ending on or about December 31, 2019, concurrently with the delivery of the financial statements referred to in Sections 4.1(b) and 4.1(c) above, a duly completed Compliance Certificate solely with respect to the calculation of Consolidated Cumulative Unadjusted EBITDA as of the Consolidated Cumulative Unadjusted EBITDA Test Period ending as of such date, certified on behalf of Holdings, the Borrower and their Subsidiaries by a Responsible Officer of the Borrower;

d.

Section 5.1(aa) of the Credit Agreement is hereby amended by inserting the words “cash deposits in an amount not to exceed $1,000,000 in the aggregate at any time outstanding or” immediately preceding the words “credit balances” appearing therein.

e.	Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.1 Consolidated Total Net Leverage Ratio. The Credit Parties shall not permit the Consolidated Total Net Leverage Ratio as of the last day of any four Fiscal Quarter period ending on a date set forth below to be greater than the ratio set forth in the table below opposite such date:

Date	Maximum Consolidated Total Net Leverage Ratio
September 30, 2017	3.50 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018	3.50 to 1.00
June 30, 2018	3.50 to 1.00
September 30, 2018	3.25 to 1.00
December 31, 2018	3.00 to 1.00
March 31, 2019	N/A
June 30, 2019	4.25 to 1.00
September 30, 2019	3.75 to 1.00
December 31, 2019	3.00 to 1.00

Date	Maximum Consolidated Total Net Leverage Ratio
March 31, 2020	2.75 to 1.00
June 30, 2020	2.50 to 1.00
September 30, 2020	2.25 to 1.00
December 31, 2020 and thereafter	2.00 to 1.00

f.	Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.2 Consolidated Cumulative Unadjusted EBITDA. The Credit Parties shall not permit the Consolidated Cumulative Unadjusted EBITDA as of the last day of any Consolidated Cumulative Unadjusted EBITDA Test Period ending on a date set forth below to be less than the amount set forth in the table below opposite such date:

Date	Minimum Consolidated Cumulative Unadjusted EBITDA
June 30, 2019	$5,000,000
July 31, 2019	$6,554,000
August 31, 2019	$6,911,000
September 30, 2019	$10,740,000
October 31, 2019	$13,787,000
November 30, 2019	$14,092,000
December 31, 2019	$16,192,000

g.	Section 6.3 of the Credit Agreement is hereby amended by inserting the following sentence immediately at the end of Section 6.3(d):

The Borrower may elect, in its sole discretion but subject to the requirements of clauses (i) and (iv) of this Section 6.3(d), to treat an Unadjusted EBITDA Equity Contribution as a Specified Equity Contribution.

h.	Article VI of the Credit Agreement is hereby amended inserting a new Section 6.4 immediately at the end of such Article as follows:

6.4 Unadjusted Cumulative EBITDA Equity Cure.

(a) In the event the Credit Parties fail to comply with the requirements of Section 6.2 as of the last day of any Consolidated Cumulative Unadjusted EBITDA Test Period, any cash equity contribution to the Borrower (funded with proceeds of common equity issued by Holdings or Qualified Stock (or other equity issued by Holdings having terms reasonably acceptable to the Agent) made after the date on which financial statements are required to be delivered for such calendar month or Fiscal Quarter, as the case may be, and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for such calendar month or Fiscal Quarter, as the case may be (the “Anticipated EBITDA Cure Deadline”) will, at the irrevocable election of the Borrower as of the date such proceeds are received by the Borrower, be included in the calculation of Consolidated Cumulative Unadjusted EBITDA for the purposes of determining compliance with Section 6.2 at the end of such Consolidated Cumulative Unadjusted EBITDA Test Period and any subsequent Consolidated Cumulative Unadjusted EBITDA Test Period that includes such Consolidated Cumulative Unadjusted EBITDA Test Period (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Unadjusted EBITDA Equity Contribution”).

(b) If, after giving effect to the Unadjusted EBITDA Equity Contribution, the Credit Parties shall then be in compliance with Section 6.2, the Credit Parties shall be deemed to have satisfied Section 6.2 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such covenants that had occurred shall be deemed cured for all purposes of this Agreement.

(c) Upon receipt by the Agent of written notice from the Borrower on or prior to the Anticipated EBITDA Cure Deadline of its intent to effectuate an Unadjusted EBITDA Equity Contribution in respect of such Consolidated Cumulative Unadjusted EBITDA Test Period until the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered for such calendar month or Fiscal Quarter, as the case may be, notwithstanding any other provision of this Agreement or any other Loan Document, neither the Agent nor any Lender shall have any right to accelerate any Loans held by them or to exercise any other rights or remedies available under the Loan Documents or applicable law against the Collateral (including, without limitation, any right to foreclose on or take possession of Collateral) solely on the basis of an allegation of an Event of Default having occurred and being continuing under Section 7.1 due to failure by the Credit Parties to comply with Section 6.2, unless such failure is not cured pursuant to the Unadjusted EBITDA Equity Contribution on or prior to the Anticipated EBITDA Cure Deadline; it being understood and agreed that there shall be no Borrowings of Revolving Loans permitted or Letters of Credit issued or received hereunder until the Unadjusted EBITDA Equity Contribution has actually been received by the Borrower.

(d) Notwithstanding anything herein to the contrary, (i) no more than one Unadjusted EBITDA Equity Contribution may be made, (ii) the amount of such Unadjusted EBITDA Equity Contribution will not exceed $1,000,000, and (iii) such Unadjusted EBITDA Equity Contribution will be counted solely for purposes of the calculation of Consolidated Cumulative Unadjusted EBITDA as it relates to Section 6.2 and, if the Borrower elects to treat such Unadjusted EBITDA Equity Contribution as a Specified Equity Contribution (solely to the extent a Specified Equity Contribution would be permitted for such period under the limitations set forth in clauses (i) and (iv) of Section 6.3(d)), for purposes of the calculation of Consolidated EBITDA as it relates to the Financial Covenant (in each case, for the applicable test period and each subsequent test period) and shall not be included for all other purposes, including calculating basket levels, pricing and other items governed by reference to Consolidated EBITDA.

i.	Section 9.5 of the Credit Agreement is hereby amended by inserting the following at the end thereof:

Notwithstanding anything to the contrary in this Section 9.5 and without limiting the rights of the Agent and Lenders above, from and after the Fourth Amendment Effective Date, the Borrower agrees to pay or reimburse, within 30 days following written demand therefor together with a customary invoice supporting such reimbursement, the reasonable and documented costs and expenses of consulting firm(s) to be retained by the Agent (at the direction of the Required Lenders) for purposes of conducting a one-time review of Holdings’ and its Subsidiaries’ operations and consolidated financial forecasts (the “Fourth Amendment Consultant”); provided that (i) the aggregate amount of such reimbursement obligations shall not exceed $200,000 and (ii) each of the Borrower, Holdings and their respective boards of directors shall be entitled to receive copies of all Fourth Amendment Consultant deliverables and work product on a customary non-reliance basis promptly following delivery to the Agent and the Lenders (provided that such copies may be reasonably redacted at the direction of the Required Lenders). Holdings and its Subsidiaries further agree to cooperate with the Fourth Amendment Consultant in furnishing information promptly upon the reasonable request by the Fourth Amendment Consultant.

j.	Section 10.5 of the Credit Agreement is hereby amended by inserting “(a)” at the beginning of such Section and inserting the following new clause (b) at the end of such Section:

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error and shall be evidenced by written notice to the Borrower and each Lender), or the Borrower notifies the Administrative Agent and each Lender that it has determined, that (i) the circumstances set forth in clause (a) of this Section have arisen and such circumstances are unlikely to be temporary or the circumstances set forth in clause (a) of this Section have not arisen but either (w) the supervisor for the administrator of the LIBOR has made a public statement that the administrator of the LIBOR is insolvent (and there is no successor administrator that will continue publication of the LIBOR), (x) the administrator of the LIBOR has made a public statement identifying a specific date after which the LIBOR will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBOR), (y) the supervisor for the administrator of the LIBOR has made a public statement identifying a specific date after which the LIBOR will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBOR or a Governmental Authority having jurisdiction over the Administrative

Agent has made a public statement identifying a specific date after which the LIBOR may no longer be used for determining interest rates for loans, then reasonably promptly following receipt of such notice by the Borrower or the Administrative Agent, as applicable, the Administrative Agent and the Borrower shall endeavor to negotiate in good faith to establish an alternate rate of interest to the LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States in Dollars at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.1, any such amendment establishing an alternate rate of interest shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within ten Business Days of the date of notice of such amendment of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object in good faith to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b), (x) any Notice of Conversion/Continuation that requests the conversion of any Loan to, or continuation of any Loan as, a LIBOR Rate Loan shall be ineffective and any such LIBOR Rate Loan shall be converted into or continued as a Base Rate Loan on the last day of the then current Interest Period and (y) if any Notice of Borrowing or Notice of Conversion/Continuation requests a LIBOR Rate Loan, such Loan shall be made as a Base Rate Loan.

k.	Section 11.1 of the Credit Agreement is hereby amended by inserting the following new defined terms in proper alphabetical sequence:

“Anticipated EBITDA Cure Deadline” has the meaning ascribed thereto in Section 6.4.

“Consolidated Cumulative Unadjusted EBITDA” means, with respect to Holdings and its Subsidiaries, on a consolidated basis, for any Consolidated Cumulative Unadjusted EBITDA Test Period, the Consolidated Net Income of Holdings for such period:

(e) increased (without duplication, including for purposes of determining Consolidated Net Income) by the following, in each case to the extent deducted (and not added back or excluded) in determining Consolidated Net Income for such period:

(i) provision for taxes based on income or profits or capital, including, without limitation, federal, provincial, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including penalties, interest, costs and expenses related to such taxes or arising from any tax examinations or Restricted Payments permitted pursuant to Section 5.7(c)); plus

(ii) Consolidated Interest Expense of such Person for such period; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(iv) fees, costs and expenses incurred in connection with the Fourth Amendment consisting of (x) consent fees payable to Lenders in connection therewith, (y) legal fees of Latham & Watkins LLP, Cravath, Swaine & Moore LLP and Goldberg Kohn in connection therewith and (z) any payment of, or reimbursement of the Agent and/or the Lenders for, costs and expenses of the Fourth Amendment Consultant;

(f) increased (without duplication) by the amount of any Unadjusted EBITDA Equity Contribution solely for purposes of determining compliance with Section 6.2.

“Consolidated Cumulative Unadjusted EBITDA Test Period” means, as of the last day of each fiscal month ending after the Fourth Amendment Effective Date through and including December 31, 2019, the period commencing on the first day of Holdings’ fiscal month of May 2019 (which date is May 6, 2019) and ending on such date.

“Fourth Amendment” means that certain Waiver and Amendment No. 4 to Credit Agreement and Amendment to Guaranty and Security Agreement, dated as of May 30, 2019, by and among the Borrower, the Administrative Agent and the Lenders party thereto constituting the Required Lenders.

“Fourth Amendment Effective Date” means the “Effective Date” as defined in the Fourth Amendment, which date is May 30, 2019.

“Subject Adjustment Cap” has the meaning ascribed thereto in the definition of “Consolidated EBITDA”.

“Unadjusted EBITDA Equity Contribution” has the meaning ascribed thereto in Section 6.4.

l.	The definition of “Applicable Margin” in Section 11.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” means, for any date of determination:

(a) with respect to the Term Loans, (x) prior to the Fourth Amendment Effective Date, (1) in the case of LIBOR Rate Loans, 7.00% per annum, and (2) in the case of Base Rate Loans, 6.00% per annum, (y) on and from the Fourth Amendment Effective Date to the date on which financial statements and accompanying Compliance Certificate for the first full fiscal quarter ending after the Fourth Amendment Effective Date are delivered pursuant to Section 4.1(b) and Section 4.2(b), (1) in the case of LIBOR Rate Loans, 9.00% per annum and (2) in the case of Base Rate Loans, 8.00% per annum and (z) thereafter, the applicable percentage set forth in the table below under the appropriate caption:

Pricing Level	Consolidated Total Net Leverage Ratio	Applicable Margin for LIBOR Rate Term Loans	Applicable Margin for Base Rate Term Loans
I	Greater than 3.50 to 1.00	9.00%	8.00%
II	Less than or equal to 3.50 to 1.00, but greater than 2.25 to 1.00	8.00%	7.00%
III	Less than or equal to 2.25 to 1.00	7.00%	6.00%

(b) with respect to the Revolving Loans, (x) on and from the Closing Date to the date on which the financial statements and accompanying Compliance Certificate for the first full fiscal quarter ending after the Closing Date are delivered pursuant to Section 4.1(a) and Section 4.2(b), (i) in the case of LIBOR Rate Loans, 7.00% per annum, (ii) in the case of Base Rate Loans, 6.00% per annum, and (iii) in the case of the Unused Commitment Fee, 0.50%, and (y) thereafter, the applicable percentage set forth in the table below under the appropriate caption:

Pricing Level	Consolidated Total Net Leverage Ratio	Applicable Margin for LIBOR Rate Revolving Loans	Applicable Margin for Base Rate Revolving Loans	Applicable Margin for Unused Commitment Fee
I	Greater than 2.50 to 1.00	7.00%	6.00%	0.50%
II	Less than or equal to 2.50 to 1.00, but greater than 2.00 to 1.00	6.50%	5.50%	0.375%
III	Less than or equal to 2.00 to 1.00	6.00%	5.00%	0.375%

The Applicable Margin for the Term Loans and the Revolving Loans (including the Unused Commitment Fee) shall be re-determined quarterly on the first Business Day following the date of delivery to the Agent of the calculation of the Consolidated Total Net Leverage Ratio based on the financial statements and the accompanying Compliance Certificate delivered pursuant to Section 4.1(a), Section 4.1(b) and Section 4.2(b). If the Agent has not received such calculation of the Consolidated Total Net Leverage Ratio for any fiscal quarter within the time period specified by Section 4.1(a) or Section 4.1(b) and Section 4.2(b), the Applicable Margin shall be determined as if Pricing Level I shall have applied until one Business Day after the delivery of such calculation to the Agent. At any time during the continuance of an Event of Default as a result of any of the events set forth in Section 7.1(a), Section 7.1(f) or Section 7.1(g), the Applicable Margin for the Term Loans and the Revolving Loans (including the Unused Commitment Fee) shall be set at Pricing Level I. In the event that any financial statement or certificate delivered pursuant to Section

4.1(a) or Section 4.1(b) and Section 4.2(b) is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall promptly upon becoming aware of any such inaccuracy deliver to the Agent a correct certificate required by Section 4.2(b) for such Applicable Period and (ii) the Borrower shall promptly pay to the Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period; provided, that notwithstanding the foregoing, no Default or Event of Default shall be deemed to have occurred as a result of such non-payment (and no such shortfall amount shall be deemed overdue or accrue interest at the default rate under Section 1.3(b)) unless such shortfall amount is not paid promptly by the Borrower).

m.

The definition of “Available Amount” in Section 11.1 of the Credit Agreement is hereby amended by inserting the words “or an Unadjusted EBITDA Equity Contribution” immediately after each reference to “Specified Equity Contribution” appearing therein.

n.	Clause (a)(iv) of the definition of “Consolidated EBITDA” in Section 11.1 of the Credit Agreement is hereby amended by inserting the following proviso immediately prior to “; plus” appearing therein:

; provided that the aggregate amount of fees, payments, expenses or charges related to preparation for an Initial Public Offering (including costs associated with becoming a standalone entity or public company, but excluding any underwriter or other transaction fees payable in connection with an Initial Public Offering) pursuant to this clause (iv) shall not exceed (A) for any period of four consecutive Fiscal Quarters ending after the Fourth Amendment Effective Date and on or prior to December 31, 2020, $4,900,000, (B) for Fiscal Years 2019 and 2020 in the aggregate, $4,900,000 and (C) for all periods thereafter, the Subject Adjustment Cap (when taken together with all other adjustments expressly subject to the Subject Adjustment Cap).

o.	Clause (a)(v) of the definition of “Consolidated EBITDA” in Section 11.1 of the Credit Agreement is hereby amended by amending and restating the proviso appearing in such clause as follows:

; provided that, the aggregate amount pursuant to this clause (v), together with the aggregate amount pursuant to clause (xii) below, the aggregate amount of inventory disposition expense for Fiscal Year 2020 pursuant to clause (xxi) below, the aggregate amount pursuant to clause (B) of the definition of Pro Forma Basis and all other adjustments expressly subject to the Subject Adjustment Cap (but excluding any adjustments under such clause (xii) and the definition of Pro Forma Basis determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency)), shall not exceed (1) in any period of four consecutive Fiscal Quarters ending on or before December 31, 2019, 20% of Consolidated EBITDA for such period, (2) in any period of four consecutive Fiscal Quarters ending after December 31, 2019 but on or prior to September 30, 2020, the sum of (x) 20% of Consolidated EBITDA attributable to the Fiscal Quarter or Fiscal Quarters in such period ending on or prior to December 31, 2019 and (y) 10% of Consolidated EBITDA attributable to each other Fiscal

Quarter in such period and (3) thereafter, 10% of Consolidated EBITDA for such period, in each case, prior to giving effect to such adjustments for the applicable period or periods (the foregoing clauses (1) through (3), in each case, determined prior to giving effect to such adjustments for the applicable period or periods, the “Subject Adjustment Cap”);

p.	Clause (a)(vi) of the definition of “Consolidated EBITDA” in Section 11.1 of the Credit Agreement is hereby amended and restated as follows:

(vi) fees, costs and expenses incurred in connection with the Fourth Amendment consisting of (x) consent fees payable to Lenders in connection therewith, (y) legal fees of Latham & Watkins LLP, Cravath, Swaine & Moore LLP and Goldberg Kohn in connection therewith and (z) any payment of, or reimbursement of the Agent and/or the Lenders for, costs and expenses of the Fourth Amendment Consultant; plus

q.

Clause (a)(xii) of the definition of “Consolidated EBITDA” in Section 11.1 of the Credit Agreement is hereby amended by amending and restating the second and third provisos appearing therein as follows:

provided further that, the aggregate amount pursuant to this clause (xii) and clause (B) of the definition of Pro Forma Basis, together with the aggregate amount pursuant to clause (v) above, the aggregate amount of inventory disposition expense for Fiscal Year 2020 pursuant to clause (xxi) below and all other adjustments expressly subject to the Subject Adjustment Cap, shall not exceed the Subject Adjustment Cap; provided that the limitations in the immediately preceding proviso will not apply to the extent such adjustments are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency);

r.	Clause (a)(xxi) of the definition of “Consolidated EBITDA” in Section 11.1 of the Credit Agreement is hereby amended by inserting the following proviso immediately prior to “; plus” appearing therein:

; provided that the aggregate amount of all expenses attributable to dispositions of inventory pursuant to this clause (xxi) shall not exceed (A) for any period of four consecutive Fiscal Quarters ending after the Fourth Amendment Effective Date and on or prior to December 31, 2019, $1,000,000, (B) for any period of four consecutive Fiscal Quarters ending after December 31, 2019 and on or prior to December 31, 2020, (1) with respect to such expenses attributable to dispositions of inventory for all Fiscal Quarters in such period ending on or prior to December 31, 2019, $1,000,000 plus (2) with respect to such expenses attributable to dispositions of inventory in Fiscal Year 2020, additional amounts subject to the Subject Adjustment Cap and (C) with respect to such expenses attributable to dispositions of inventory in any subsequent period, such expenses shall not exceed the Subject Adjustment Cap (when taken together with all other adjustments expressly subject to the Subject Adjustment Cap);

s.	The definition of “Pro Forma Basis” in Section 11.1 of the Credit Agreement is hereby amended by amending and restating the second proviso appearing therein as follows:

; provided further, that such amounts pursuant to the preceding clause (B), together with any addbacks made pursuant to clauses (v) and (xii) of the definition of Consolidated EBITDA, the aggregate amount of inventory disposition expense for Fiscal Year 2020 pursuant to clause (xxi) of the definition of Consolidated EBITDA and all other adjustments expressly subject to the Subject Adjustment Cap (except to the extent such addbacks and adjustments pursuant to clause (xii) of the definition of Consolidated EBITDA are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency)), shall not exceed the Subject Adjustment Cap.

t.	Exhibit 4.2(b) to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety in the form attached as Exhibit A hereto.

SECTION 4. Amendment to the Guaranty and Security Agreement. Effective as of the Effective Date, the definition of “Excluded Deposit Account” in Section 1.1(c) of the Guaranty and Security Agreement is hereby amended by (a) replacing the word “and” immediately preceding clause (e) of such definition with “,” and (b) inserting the following at the end of such definition: “and (f) any deposit account the funds of which consist solely of deposits in favor of credit or debit card issuers or credit or debit card processors in the ordinary course of business to secure the obligations of the Credit Parties or any of their Subsidiaries to such credit or debit card issuers and credit or debit card processors as a result of fees or chargebacks (provided that the aggregate outstanding balance of all deposit accounts described in this clause (f) shall not exceed $1,000,000 at any one time outstanding).”

SECTION 5. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (a) the Borrower and (b) the Required Lenders.

SECTION 6. Consent Fees. Each Lender party to this Amendment shall receive, not later than one Business Day after the Effective Date, a fee equal to 0.50% of the aggregate principal amount of the Loans and/or Commitments (as the case may be) held by it as of the Effective Date.

SECTION 7. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Agent and each Lender that, as of the Effective Date, (a) the representations and warranties set forth in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Effective Date, except to the extent that any representation or warranty expressly relates to an earlier date or period (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date or period) and (b) no Default or Event of Default (in each case, other than the Designated Defaults) has occurred and is continuing.

SECTION 8. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in any Loan Document to the Credit Agreement shall be deemed to refer without further amendment to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims based in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LULU’S FASHION LOUNGE, LLC

By:	/s/ Crystal Landsem
Name: Crystal Landsem
Title: CFO

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, individually and as Administrative Agent

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Joan Park
Name: Joan Park
Title: Authorized Signatory

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: GOLDMAN SACHS FUNDING INTERNATIONAL LIMITED

By:	/s/ Daniel Lueders
Name: Daniel Lueders
Title: Authorized Signatory

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

TCW DIRECT LENDING LLC

By: TCW Asset Management Company LLC
Its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW BRAZOS FUND LLC

By: TCW Asset Management Company LLC
Its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW DIRECT LENDING STRATEGIC VENTURES LLC

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

TCW SKYLINE LENDING, L.P.
By: TCW Asset Management Company LLC Its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Authorized Signatory

WEST VIRGINIA DIRECT LENDING LLC
By: TCW Asset Management Company LLC Its Investment Advisor

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

MONROE CAPITAL CORPORATION,
in its capacity as a Lender

By:	/s/ Jonathan D. Weinberg
Name: Jonathan D. Weinberg
Title: Director

MONROE CAPITAL PRIVATE CREDIT FUND II (UNLEVERAGED OFFSHORE) LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND II LLC, its general partner

By:	/s/ Jonathan D. Weinberg
Name: Jonathan D. Weinberg
Title: Director

MONROE CAPITAL PRIVATE CREDIT FUND II LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND II LP, as Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND II LP, its general partner

By:	/s/ Jonathan D. Weinberg
Name: Jonathan D. Weinberg
Title: Director

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

MONROE CAPITAL PRIVATE CREDIT FUND II-O (UNLEVERAGED OFFSHORE) LP, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT
FUND II LLC, its general partner

By:	/s/ Jonathan D. Weinberg
Name: Jonathan D. Weinberg
Title: Director

MONROE PRIVATE CREDIT FUND A FINANCING SPV LLC, in its capacity as a Lender

By: MONROE PRIVATE CREDIT FUND A LP, as its Designated Manager

By: MONROE PRIVATE CREDIT FUND A LLC, its general partner

By:	/s/ Jonathan D. Weinberg
Name: Jonathan D. Weinberg
Title: Director

MONROE CAPITAL PRIVATE CREDIT FUND I FINANCING SPV LLC, in its capacity as a Lender

By: MONROE CAPITAL PRIVATE CREDIT FUND I LP, as its Designated Manager

By: MONROE CAPITAL PRIVATE CREDIT FUND I LLC, its general partner

By:	/s/ Jonathan D. Weinberg
Name: Jonathan D. Weinberg Title: Director

MONROE CAPITAL CLO 2014-1, LTD., in its capacity as a Lender

By: MONROE CAPITAL MANAGEMENT, LLC, as Asset Manager and attorney-in-fact

By:	/s/ Jeffrey Williams
Name: Jeffrey Williams
Title: Managing Director

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

MONROE CAPITAL MML CLO 2016-1, LTD., in its capacity as a Lender

By: MONROE CAPITAL MANAGEMENT LLC, as Collateral Manager Attorney-in-Fact

By:	/s/ Jeffrey Williams
Name: Jeffrey Williams
Title: Managing Director

MONROE CAPITAL MML CLO 2017-1, LTD., in its capacity as a Lender

By: MONROE CAPITAL MANAGEMENT LLC, as Collateral Manager Attorney-in-Fact

By:	/s/ Jeffrey Williams
Name: Jeffrey Williams
Title: Managing Director

MONROE CAPITAL MML CLO VI, LTD., in its capacity as a Lender

By: MONROE CAPITAL ASSET MANAGEMENT LLC, as Asset Manager and Attorney-in-Fact

By:	/s/ Jeffrey Williams
Name: Jeffrey Williams
Title: Managing Director

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: Main Street Capital Corporation

By:	/s/ Watt Matthews
Name: Watt Matthews
Title: Managing Director

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

HMS FUNDING I LLC
By:	HMS Income Fund, Inc. Its Designated Manager

By:	/s/ Alejandro Palomo
Name: Alejandro Palomo
Title: Authorized Agent

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: Premia L V 1 Ltd. -1

By:	/s/ Todd A. Berry
Name: Todd A. Berry
Title: COO of its general partner, Birch Grove Advisors LLC

For any Lender requiring a second signature block:

By:	/s/
Name:
Title:

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: Premia LV 1 Ltd. —Guideone

By:	/s/ Todd A. Berry
Name: Todd A. Berry
Title: COO of its general partner, Birch Grove Advisors LLC

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: BGC Income Fund-01 LP

By:	/s/ Todd A. Berry
Name: Todd A. Berry
Title: COO of its general partner, Birch Grove Advisors

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: BGC Credit Opportunities Fund Ltd

By:	/s/ Todd A. Berry
Name: Todd A. Berry
Title: COO of its general partner, Birch Grove Advisors

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: Swiss Capital Alternative Strategies Funds SPC RE: SC Alternative Strategy 14SP

By:	/s/ Todd A. Berry
Name: Todd A. Berry
Title: COO of its general partner, Birch Grove Advisors

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: I-45 SPV LLC

By:	/s/ Josh Weinstein
Name: Josh Weinstein
Title: Managing Director

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

SIGNATURE PAGE TO WAIVER AND AMENDMENT NO. 4 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE CREDIT AGREEMENT OF LULU’S FASHION LOUNGE, LLC

Name of Lender: Snow Hill Designated Activity Company

By:	/s/ Ruth Dominguez
Name: Ruth Dominguez
Title: Associate Director

For any Lender requiring a second signature block:

By:
Name:
Title:

[Signature Page to Waiver and Amendment No. 4 to Credit Agreement

and Amendment to Guaranty and Security Agreement]

EXHIBIT 4.2(b)

[FORM OF]

COMPLIANCE CERTIFICATE1

Lulu’s Fashion Lounge Parent, LLC

Lulu’s Fashion Lounge, LLC

Financial Statement Date: _____________, 20___

This Compliance Certificate (this “Certificate”) is given by Lulu’s Fashion Lounge, LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 4.2(b)(i) of that certain Credit Agreement, dated as of August 28, 2017 (as the same may be amended, restated, amended and restated, extended, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Lulu’s Fashion Lounge Parent, LLC, a Delaware limited liability company (“Holdings”), the Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent for all Lenders, and the Lenders from time to time party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. The officer executing this Certificate hereby certifies that [he/she] is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Credit Parties. By executing this Certificate, such officer hereby certifies, in [his/her] capacity as a Responsible Officer of the Borrower and not in [his/her] individual capacity, to Agent, the Lenders and the L/C Issuers, on behalf of Holdings, the Borrower and their Subsidiaries, that as of the date hereof:

(a) Such officer has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a review of the activities of Holdings and its Subsidiaries during the fiscal period covered by the attached financial statements.

[(b) Attached hereto as Annex A are the financial statements required by Section 4.1(a) of the Credit Agreement for the Fiscal Year ended as of the above date.]2

[(c) Attached hereto as Annex A are the consolidated financial statements required by Section 4.1(b) of the Credit Agreement for the Fiscal Quarter ended as of the above date.]3

[(d) The financial statements delivered with this Certificate fairly present, in all material respects, in accordance with GAAP, the financial condition and results of operations of Holdings and its Subsidiaries for the periods covered by such statements[, subject, in the case of financial statements delivered pursuant to Section 4.1(b) of the Credit Agreement, to normal year-end adjustments and absence of footnote disclosures]4.

[1]

For use solely for purposes of Section 4.2(b)(i). For purposes of Section 4.2(b)(ii), use the separate form of Consolidated Cumulative Unadjusted EBITDA Compliance Certificate appearing at the end of this Exhibit 4.2(b). The obligations of the Credit Parties under the Credit Agreement, including Section 6.1 thereof, are as set forth in the Credit Agreement, and nothing in this Certificate shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Certificate are to be modified accordingly.

[2]	Include only if Certificate is delivered for end of Fiscal Year.
[3]	Include only if Certificate is delivered for end of Fiscal Quarter.
[4]	Include only if Certificate is delivered for end of Fiscal Quarter.

(e) Attached hereto as Annex B is a complete and correct calculation of Consolidated EBITDA, [Excess Cash Flow,]5 and Consolidated Interest Expense for the four Fiscal Quarter period ended as of the above date. Annex B also includes a complete and correct calculation of the Consolidated Total Net Leverage Ratio for the four Fiscal Quarter period ended as of the above date.

(f) Attached hereto as Annex C is a complete and correct calculation in reasonable detail of the Available Amount as of the date hereof.

(g) To the knowledge of such officer, as of the date hereof, no Default or Event of Default has occurred and is continuing.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

[5]	Include only if Certificate is delivered for end of Fiscal Year commencing December 31, 2018.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the date first above written.

Lulu’s Fashion Lounge, LLC, a
Delaware limited liability company

By:
Name:
Title:

[Signature Page to Compliance Certificate]

ANNEX A

TO COMPLIANCE CERTIFICATE

Financial Statements

[ATTACHED]

A-1

ANNEX B

TO COMPLIANCE CERTIFICATE

Selected Financial Definitions and Calculations

I.	Calculation of Consolidated EBITDA

Consolidated EBITDA means, with respect to Holdings for any period:

A.	Net income of Holdings[6] and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP provided, however, that, without duplication (including for purposes of determining Consolidated EBITDA),

(i) non-cash extraordinary, non-recurring or unusual gains, losses, charges or expenses shall be excluded

(ii)  the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded to the extent not otherwise reflected in a change to the Financial Covenant

(iii) [reserved]

(iv) the net income for such period of any Person that is not a Subsidiary, shall be excluded to the extent such Person is prohibited by contract (including its Organization Documents) or governmental approval (which has not been obtained), from making dividends or distributions to the Borrower or a Subsidiary; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid to the Borrower or a Subsidiary thereof from a Person that is not such a Subsidiary in respect of such period

(v) [reserved]

(vi) [reserved]

(vii) any impairment charge or asset write off or write down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded

For the avoidance of doubt, Consolidated Net Income shall be calculated on a Pro Forma Basis.

B. Total exclusions to consolidated net income (sum of (i)-(vii) above)

C. Consolidated Net Income (result of A minus B)

[6]	Unless the context shall otherwise require, references to Consolidated Net Income herein shall mean Consolidated Net Income of Holdings.

D. Increased (without duplication, including for purposes of determining Consolidated Net Income) by the following, in each case (other than clause (xii)) to the extent deducted (and not added back or excluded) in determining Consolidated Net Income for such period:

(i)  provision for taxes based on income or profits or capital, including, without limitation, federal, provincial, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including penalties, interest, costs and expenses related to such taxes or arising from any tax examinations or Restricted Payments permitted pursuant to Section 5.7(c) of the Credit Agreement)

(ii) Consolidated Interest Expense of such Person for such period

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period

(iv)  any out-of-pocket fees, payments, expenses or charges (including legal, tax, structuring and other costs and expenses, but excluding depreciation and amortization expense) related to: (a) the Transactions, including any payments and expenses, or any amortization thereof, related to the Transactions that are incurred within twelve months after the Closing Date and (b) any proposed or actual equity offering (including, without limitation, any Initial Public Offering), Investment, acquisition (including costs and expenses in connection with the de-listing of public targets and compliance with public company requirements), disposition, dividend, restricted payment or recapitalization or the incurrence and/or repayment of Indebtedness (including any incremental facility, any refinancing of any such Indebtedness, any letter of credit fees and/or breakage costs) (in each of the forgoing whether or not consummated or successful), including (1) such fees, expenses or charges related to the Loans, the Loan Documents and any credit facilities, (2) any amendment, restatement, extension, increase or other modification of the Loans, the Loan Documents and any credit facilities, (3) any charges, non-recurring acquisition costs or contingent transaction costs incurred during such period as a result of any such transaction and (4) one-time expenses related to enhanced accounting function or other transaction costs, including those associated with becoming standalone entity or public company; provided that the aggregate amount of fees, payments, expenses or charges related to preparation for an Initial Public Offering (including costs associated with becoming a standalone entity or public company, but excluding any underwriter or other transaction fees payable in connection with an Initial Public Offering) pursuant to this clause (iv) shall not exceed (A) for any period of four consecutive Fiscal Quarters ending after the Fourth Amendment Effective Date and on or prior to December 31, 2020, $4,900,000, (B) for Fiscal Years 2019 and 2020 in the aggregate, $4,900,000 and (C) for all periods thereafter, the Subject Adjustment Cap (when taken together with all other adjustments expressly subject to the Subject Adjustment Cap).

(v)    the amount (together with any fees, expenses or other charges in connection therewith) of any out-of-pocket deferred compensation, severance, signing bonuses, stay bonus, retention, recruiting and relocation costs, integration costs, transition costs, costs incurred in connection with any non-recurring strategic initiatives and intellectual property development, project startup costs and other restructuring charges, costs associated with establishing new facilities or reserves, any other one-time costs incurred in connection with acquisitions, excess fulfillment costs incurred prior to warehouse consolidation through December 31, 2017 and costs related to the closure and/or consolidation of facilities in the good faith determination of the Borrower and as certified by the Borrower’s chief financial officer, chief executive officer, controller or other comparable executive; provided that, the aggregate amount pursuant to this clause (v), together with the aggregate amount pursuant to clause (xii) below, the aggregate amount of inventory disposition expense for Fiscal Year 2020 pursuant to clause (xxi) below, the aggregate amount pursuant to clause (B) of the definition of Pro Forma Basis and all other adjustments expressly subject to the Subject Adjustment Cap (but excluding any adjustments under such clause (xii) and the definition of Pro Forma Basis determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency)), shall not exceed (1) in any period of four consecutive Fiscal Quarters ending on or before December 31, 2019, 20% of Consolidated EBITDA for such period, (2) in any period of four consecutive Fiscal Quarters ending after December 31, 2019 but on or prior to September 30, 2020, the sum of (x) 20% of Consolidated EBITDA attributable to the Fiscal Quarter or Fiscal Quarters in such period ending on or prior to December 31, 2019 and (y) 10% of Consolidated EBITDA attributable to each other Fiscal Quarter in such period and (3) thereafter, 10% of Consolidated EBITDA for such period, in each case, prior to giving effect to such adjustments for the applicable period or periods (the foregoing clauses (1) through (3), in each case, determined prior to giving effect to such adjustments for the applicable period or periods, the “Subject Adjustment Cap”);

(vi)  fees, costs and expenses incurred in connection with the Fourth Amendment consisting of (x) consent fees payable to Lenders in connection therewith, (y) legal fees of Latham & Watkins LLP, Cravath, Swaine & Moore LLP and Goldberg Kohn in connection therewith and (z) any payment of, or reimbursement of the Agent and/or the Lenders for, costs and expenses of the Fourth Amendment Consultant;

(vii)  fees paid in an amount not to exceed $500,000 in any Fiscal Year to the Sponsor and its Affiliates pursuant to or in connection with services rendered pursuant to the Management Agreement, any amounts payable with respect to indemnities thereunder, and reasonable, out-of-pocket expenses paid, or reimbursed, to the Sponsor and its Affiliates

(viii) non-cash stock option and other equity-based compensation

(ix)  (A) compensation and fees paid to directors of Holdings or any of its Subsidiaries permitted under the Credit Agreement in an aggregate cash amount not to exceed $1,000,000 in any Fiscal Year, (B) expense reimbursements for travel and other expenses paid to directors of Holdings or any of its Subsidiaries permitted under the Credit Agreement and (C) indemnifications of directors, officers and comparable managers of Holdings or any of its Subsidiaries permitted under the Credit Agreement

(x)    to the extent covered by insurance or reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, losses or expenses with respect to liability or casualty event; provided that Consolidated EBITDA shall be decreased in any future period in which such reimbursement is actually received by the amount, if any, by which such reimbursement is less than the accrued amounts added back pursuant to this clause (x)

(xi)  the amount of any earn out obligation which was reserved or paid during such period and deducted in the calculation of Consolidated Net Income for such period, to the extent such earn out obligations are permitted under the Credit Agreement

(xii)  the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies which are projected by the Borrower in good faith to be reasonably anticipated to be realizable within eighteen (18) months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements, initiatives and synergies had been realized on the first day of such period) net of the amount of actual benefits realized during such period from such actions; provided that all steps have been taken or are reasonably expected to be taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower and certified by a Responsible Officer of the Borrower); provided further that, the aggregate amount pursuant to this clause (xii) and clause (B) of the definition of Pro Forma Basis, together with the aggregate amount pursuant to clause (v) above, the aggregate amount of inventory disposition expense for Fiscal Year 2020 pursuant to clause (xxi) below and all other adjustments expressly subject to the Subject Adjustment Cap, shall not exceed the Subject Adjustment Cap; provided that the limitations in the immediately preceding proviso will not apply to the extent such adjustments are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency);

(xiii) non-cash costs or losses related to hedging obligations

(xiv) non-cash foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities

(xv) [Reserved]

(xvi) any purchase accounting adjustments, restructuring and other non- recurring items or expenses incurred in connection with any Permitted Acquisition (including any debt or equity issuance in connection therewith) or any non-recurring items or expenses incurred in connection with a Disposition

(xvii)  (A) non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in each case, of Holdings, the Borrower or any Subsidiary for such period and (B) any costs or expense incurred by Holdings, the Borrower or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Borrower or Net Issuance Proceeds of an issuance of equity interests (other than Disqualified Stock) of Holdings or the Borrower

(xviii) all costs or losses (whether cash or non-cash) (without duplication) resulting from the early termination or extinguishment of Indebtedness

(xix) cash expenses of Holdings, the Borrower and their Subsidiaries incurred during such period to the extent (x) deducted in determining Consolidated Net Income and (y) reimbursed in cash by any person (other than any of Holdings, the Borrower or any of their Subsidiaries or any owners, directly or indirectly, of equity interests, respectively, therein) during such period (or reasonably expected to be so reimbursed within 365 days of the end of such period to the extent not accrued) pursuant to an indemnity or guaranty or any other reimbursement agreement in favor of Holdings, the Borrower or any of their Subsidiaries to the extent such reimbursement has not been accrued (provided that (A) if not so reimbursed or received by Holdings, the Borrower or such Subsidiary within such 365 day period, such expenses or losses shall be subtracted in the subsequent calculation period or (B) if reimbursed or received by Holdings, the Borrower or such Subsidiary in a subsequent period, (1) such amount shall not be permitted to be added back in determining Consolidated EBITDA for such subsequent period and (2) Consolidated EBITDA shall be decreased for such subsequent period by an amount, if any, by which such reimbursement is less than the accrued amounts added back pursuant to this clause)

(xx)   to the extent deducted (and any reimbursement therefor not already added back) in determining Consolidated Net Income, the aggregate amount of expenses or losses incurred by Holdings, the Borrower or any Subsidiary relating to business interruption to the extent covered by insurance and (x) actually reimbursed or otherwise paid to Holdings, the Borrower or such Subsidiary or (y) so long as such amount for any calculation period is reasonably expected to be received by Holdings, the Borrower or such Subsidiary in a subsequent calculation period and within one year of the date of the underlying loss (provided that (A) if not so reimbursed or received by Holdings, the Borrower or such Subsidiary within such 365 day period, such expenses or losses shall be subtracted from Consolidated EBITDA in the subsequent calculation period or (B) if reimbursed or received by Holdings, the Borrower or such Subsidiary in a subsequent period, (1) such amount shall not be permitted to be added back in determining Consolidated EBITDA for such subsequent period and (2) Consolidated EBITDA shall be decreased for such subsequent period by an amount, if any, by which such reimbursement is less than the accrued amounts added back pursuant to this clause)

(xxi) losses, charges and expenses attributable to (x) asset sales or other dispositions or the repurchase, redemption, sale or disposition of any equity interests of any Person other than in the ordinary course of business and (y) repurchases or redemptions of any equity interests of Holdings from existing or former directors, officers or employees of Holdings, the Borrower or their Subsidiaries, their estates, beneficiaries under their estates, transferees, spouses or former spouses; provided that the aggregate amount of all expenses attributable to dispositions of inventory pursuant to this clause (xxi) shall not exceed (A) for any period of four consecutive Fiscal Quarters ending after the Fourth Amendment Effective Date and on or prior to December 31, 2019, $1,000,000, (B) for any period of four consecutive Fiscal Quarters ending after December 31, 2019 and on or prior to December 31, 2020, (1) with respect to such expenses attributable to dispositions of inventory for all Fiscal Quarters in such period ending on or prior to December 31, 2019, $1,000,000 plus (2) with respect to such expenses attributable to dispositions of inventory in Fiscal Year 2020, additional amounts subject to the Subject Adjustment Cap and (C) with respect to such expenses attributable to dispositions of inventory in any subsequent period, such expenses shall not exceed the Subject Adjustment Cap (when taken together with all adjustments expressly subject to the Subject Adjustment Cap);

(xxii)  payments to employees, directors or officers of Holdings, the Borrower and its Subsidiaries paid in connection with dividends that are otherwise permitted under the Credit Agreement (including, without limitation, the Special Dividend) to the extent such payments are not made in lieu of, or as a substitution for, ordinary salary or ordinary payroll payments

(xxiii) the aggregate amount of all other non-cash items otherwise reducing Consolidated Net Income

(xxiv) unamortized fees, costs and expenses paid in cash in connection with the repayment of Indebtedness of Holdings or its Subsidiaries to persons that are not Affiliates of Holdings or any of its Subsidiaries

Total addbacks to consolidated net income (sum of (i)-(xxiv) above)

E. [Reserved]

F. Increased (without duplication) by the amount of any Specified Equity Contribution solely for purposes of determining compliance with the Financial Covenant

G. [Reserved]

H. Decreased (without duplication) to the extent included in determining Consolidated Net Income for such period, by non-cash gains increasing Consolidated Net Income of such Person for such period, but excluding (x) any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and (y) any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (e) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein

I.	Decreased (without duplication) by non-cash gains related to hedging obligations

J.	Decreased (without duplication) by non-cash gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities

K.	Decreased (without duplication) by gains attributable to (x) asset sales or other dispositions or the repurchase, redemption, sale or disposition of any equity interests of any Person other than in the ordinary course of business and (y) repurchases or redemptions of any equity interests of Holdings from existing or former directors, officers or employees of Holdings, the Borrower or their Subsidiaries, their estates, beneficiaries under their estates, transferees, spouses or former spouses

L.	Decreased (without duplication) by any gains (whether cash or non-cash) resulting from the early termination or extinguishment of Indebtedness

M.	Consolidated EBITDA (sum of C plus D plus E plus F plus G minus H minus I minus J minus K minus L above)[7]

II.	Calculation of Excess Cash Flow

Excess Cash Flow is defined as:

A.	Consolidated EBITDA of Holdings (per Section I of Annex B)

B.	Minus, without duplication:

(i) any scheduled principal installments of term loans paid by Holdings or any of its Subsidiaries during such period and any other scheduled, mandatory or optional principal payment made by Holdings or any of its Subsidiaries during such period on any Indebtedness other than the Loans (including, without limitation, the principal component of payments in respect of Capital Lease Obligations) and payment of revolving Indebtedness, to the extent such payment results in a permanent reduction in the commitments thereof

(ii)  any capital expenditure made by Holdings or any of its Subsidiaries during such period and permitted by Section 5.14 excluding any such capital expenditure to the extent funded with the Net Proceeds from a disposition of assets or proceeds of an insurance award in respect of an Event of Loss or financed with the incurrence of Indebtedness (other than Revolving Loans and intercompany indebtedness) or the proceeds of an equity issuance by or capital contributions to Holdings)

[7]

For purposes of determining Consolidated EBITDA under the Credit Agreement for any period that includes the Fiscal Quarters ended September 25, 2016, January 1, 2017, April 2, 2017 or July 2, 2017, Consolidated EBITDA for such Fiscal Quarter shall be $6,858,306, $7,295,681, $11,450,012 and $15,002,144, respectively, subject to adjustments pursuant to clause (a)(xii) above for events and transactions not otherwise reflected in the foregoing amounts. For the avoidance of doubt, Consolidated EBITDA shall be determined on a Pro Forma Basis, and there shall be included in determining Consolidated EBITDA for any period, without duplication, on a Pro Forma Basis, the Acquired EBITDA of any Person, all or substantially all of the assets of a Person, or any business unit, line of business or division of any Person acquired by any Credit Party or any Subsidiary of a Credit Party during such period (but not the acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by any Credit Party or any Subsidiary of a Credit Party during such period based on the actual and audited (if available) acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition).

(iii) Consolidated Interest Expense of Holdings paid or payable in cash in respect of such period

(iv) all cash expenses, charges, losses and other cash items added back to Consolidated Net Income or to Consolidated EBITDA pursuant to clause (a) (i.e., clause D of Section I of this Annex B) of the definition of “Consolidated EBITDA”, excluding Consolidated Interest Expense to the extent deducted in clause (iii) above

(v)   any cash payment made during such period with respect to Restricted Payments permitted by Section 5.7 (other than pursuant to Section 5.7,(m) of the Credit Agreement), excluding amounts to the extent funded with long-term indebtedness

(vi) any taxes measured by income, profits or capital (including federal, foreign and state, local, franchise, excise and similar taxes) paid or payable in cash for such period, including Restricted Payments permitted pursuant to Section 5.7(c) of the Credit Agreement

(vii)  any increase in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period)

(viii) all non-cash gains included in and other non-cash items that increase the calculation of Consolidated Net Income or Consolidated EBITDA

(ix) the aggregate amount of all mandatory prepayments made pursuant to the Loan Documents with the proceeds of an asset sale or other disposition or loss or casualty event during such period to the extent such proceeds are included in the calculation of Consolidated EBITDA for such period

(x)   all amounts increasing Consolidated EBITDA pursuant to sections D(xii), (E) and (F) of the definition of “Consolidated EBITDA” in part I of Annex B and any increase in Consolidated Net Income or Consolidated EBITDA as a result of Pro Forma adjustments

(xi) [Reserved]

(xii) cash payments in respect of any earn-outs and hedging obligations to the extent not deducted in arriving at Consolidated EBITDA

(xiii) the aggregate amount of consideration paid in cash during such period with respect to a Permitted Acquisition or other permitted Investment

Total deductions from Consolidated EBITDA (sum of (i) through (xiii) above)

C.	Plus, without duplication, any decrease in the Working Capital of Holdings during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof)

D	Excess Cash Flow (result of A minus B plus C above)[8]

E	Prepayment percentage pursuant to Section 1.8(e) of the Credit Agreement and definition of “ECF Percentage”[9]	[75%][50%]

F	Excess Cash Flow Prepayment Amount

G	At the option of the Borrower, the amount of such mandatory prepayment hereunder shall be reduced dollar-for-dollar by the amount of voluntary prepayments under Section 1.7(a) of the Term Loans, and, to the extent accompanied by a permanent reduction of the Aggregate Revolving Loan Commitment, any Revolving Loans, in each case, without duplication of any such prepayments from prior periods, prior to any Excess Cash Flow Prepayment Date except to the extent financed with long-term Indebtedness (other than Revolving Loans)

H	Net amount of Excess Cash Flow prepayment

III.	Consolidated Interest Expense

The consolidated interest expense of Holdings and its Subsidiaries for such period, determined in accordance with GAAP.[10]

IV.	Consolidated Total Net Leverage Ratio

A.	Consolidated Total Net Debt (the sum of (i) minus (ii) below):

(i) Consolidated Total Debt (which means, the aggregate outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries of a type described in clause (a), (b), (c) (solely to the extent of amounts that are drawn but not reimbursed), (f) and (g) of the definition of Indebtedness and all Guarantees with respect to any such Indebtedness, in each case of on a consolidated basis)

(ii)  the aggregate amount of Unrestricted Cash and Cash Equivalents of Holdings and its Subsidiaries that are held in a deposit account or securities account in which the Agent has a perfected security interest, in an aggregate amount not to exceed $5,000,000

B.	Consolidated EBITDA (Item M of Section I above)

C.	Consolidated Total Net Leverage Ratio (ratio of A to B above)

D.	Maximum permitted Consolidated Total Net Leverage Ratio for such Period

	In Compliance	[Yes]/[No]

[8]

For purposes of calculating Excess Cash Flow, without duplication of anything above, any Acquired EBITDA of any Acquired Entity or Business accrued prior to the date it becomes a Subsidiary of Holdings or is merged or consolidated with Holdings or any of its Subsidiaries or the date that such Acquired Entity or Business’s assets are acquired by Holdings or any of its Subsidiaries shall be excluded.

[9]	50%, if the Consolidated Total Net Leverage Ratio as of the last day of the applicable Fiscal Year ending on or after December 31, 2018 per Annex B is less than 2.00 to 1.00.
[10]

For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by such Person and its Subsidiaries pursuant to interest rate swap obligations with respect to Indebtedness.

ANNEX C

TO COMPLIANCE CERTIFICATE

Available Amount

I.	Calculation of Available Amount

A.	The Sum of (i) through (v) below:

(i) Cumulative amount of Net Issuance Proceeds of Excluded Equity Issuances and capital contributions (other than Specified Equity Contributions or an Unadjusted EBITDA Equity Contribution) received by the Borrower after the Closing Date and prior to the date hereof

(ii)  Net Incurrence Proceeds of Indebtedness and Net Issuance Proceeds of Disqualified Stock that have been incurred or issued after the Closing Date and prior to the date hereof (other than Specified Equity Contributions or an Unadjusted EBITDA Equity Contribution) and exchanged or converted into Qualified Stock of the Borrower (or any direct or indirect parent company thereof)

(iii) Declined Amounts

(iv) Net Proceeds of any sale of any Investment originally made using the Available Amount

(v)   Without duplication to (iv), cash returns, profits, distributions and similar amounts received on Investments (other than in respect of intercompany investments) originally made using the Available Amount to the extent not included in Consolidated Net Income

B.	Available Amount that has been applied to make Investments pursuant to Section 5.4(x) of the Credit Agreement

C.	Available Amount (A minus B):

ANNEX C

TO COMPLIANCE CERTIFICATE

Available Amount

[FORM OF] CONSOLIDATED CUMULATIVE UNADJUSTED

EBITDA COMPLIANCE CERTIFICATE1

Lulu’s Fashion Lounge Parent, LLC

Lulu’s Fashion Lounge, LLC

Financial Statement Date: ______________, 20___

This Compliance Certificate (this “Certificate”) is given by Lulu’s Fashion Lounge, LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 4.2(b)(ii) of that certain Credit Agreement, dated as of August 28, 2017 (as the same may be amended, restated, amended and restated, extended, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Lulu’s Fashion Lounge Parent, LLC, a Delaware limited liability company (“Holdings”), the Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and as Collateral Agent for all Lenders, and the Lenders from time to time party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. The officer executing this Certificate hereby certifies that [he/she] is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Credit Parties. By executing this Certificate, such officer hereby certifies, in [his/her] capacity as a Responsible Officer of the Borrower and not in [his/her] individual capacity, to Agent, the Lenders and the L/C Issuers, on behalf of Holdings, the Borrower and their Subsidiaries, that as of the date hereof:

(a) Such officer has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a review of the activities of Holdings and its Subsidiaries during the fiscal period covered by the attached financial statements.

[(b) Attached hereto as Annex A are the consolidated financial statements required by Section 4.1(b) of the Credit Agreement for the Fiscal Quarter ended as of the above date.]2

[(c) Attached hereto as Annex A are the consolidated financial statements required by Section 4.1(c) of the Credit Agreement for the fiscal month ended as of the above date.]3

(d) The financial statements delivered with this Certificate fairly present, in all material respects, in accordance with GAAP, the financial condition and results of operations of Holdings and its Subsidiaries for the periods covered by such statements, subject to normal year-end adjustments and absence of footnote disclosures.

[1]

For use solely for purposes of Section 4.2(b)(ii). The obligations of the Credit Parties under the Credit Agreement, including Section 6.2 thereof, are as set forth in the Credit Agreement, and nothing in this Certificate shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Certificate are to be modified accordingly.

[2]	Include only if Certificate is delivered for end of Fiscal Quarter ended on or around June 30, 2019, September 30, 2019 or December 31, 2019.
[3]	Include only if Certificate is delivered for end of July 31, 2019, August 31, 2019, October 31, 2019 or November 30, 2019.

C-1

(e) Attached hereto as Annex B is a complete and correct calculation of Consolidated Cumulative Unadjusted EBITDA for the Consolidated Cumulative Unadjusted EBITDA Test Period ending as of the above date.

(f) To the knowledge of such officer, as of the date hereof, no Default or Event of Default has occurred and is continuing.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers as of the date first above written.

Lulu’s Fashion Lounge, LLC, a
Delaware limited liability company

By:
Name:
Title:

[Signature Page to Compliance Certificate]

ANNEX C

TO COMPLIANCE CERTIFICATE

ANNEX A

TO CONSOLIDATED

CUMULATIVE UNADJUSTED

EBITDA COMPLIANCE CERTIFICATE

Financial Statements

[ATTACHED]

A-1

ANNEX B

TO CONSOLIDATED

CUMULATIVE UNADJUSTED

EBITDA COMPLIANCE

CERTIFICATE

Financial Statements

I.	Calculation of Consolidated Cumulative Unadjusted EBITDA

Consolidated Cumulative Unadjusted EBITDA means, with respect to Holdings for any period:

A.	Net income of Holdings[1] and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP provided, however, that, without duplication, (including for purposes of determining Consolidated EBITDA),

(i) non-cash extraordinary, non-recurring or unusual gains, losses, charges or expenses shall be excluded

(ii)  the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded to the extent not otherwise reflected in a change to the Financial Covenant

(iii) [reserved]

(iv) the net income for such period of any Person that is not a Subsidiary, shall be excluded to the extent such Person is prohibited by contract (including its Organization Documents) or governmental approval (which has not been obtained), from making dividends or distributions to the Borrower or a Subsidiary; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid to the Borrower or a Subsidiary thereof from a Person that is not such a Subsidiary in respect of such period

(v) [reserved]

(vi) [reserved]

(vii) any impairment charge or asset write off or write down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded

For the avoidance of doubt, Consolidated Net Income shall be calculated on a Pro Forma Basis.

[1]	Unless the context shall otherwise require, references to Consolidated Net Income herein shall mean Consolidated Net Income of Holdings.

B-1

B.	Total exclusions to consolidated net income (sum of (i)-(vii) above)

C.	Consolidated Net Income (result of A minus B)

D.	Increased (without duplication, including for purposes of determining Consolidated Net Income) by the following, in each case to the extent deducted (and not added back or excluded) in determining Consolidated Net Income for such period:

(i) provision for taxes based on income or profits or capital, including, without limitation, federal, provincial, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period (including penalties, interest, costs and expenses related to such taxes or arising from any tax examinations or Restricted Payments permitted pursuant to Section 5.7(c) of the Credit Agreement)

(ii) Consolidated Interest Expense of such Person for such period

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period

(iv) fees, costs and expenses incurred in connection with the Fourth Amendment consisting of (x) consent fees payable to Lenders in connection therewith, (y) legal fees of Latham & Watkins LLP, Cravath, Swaine & Moore LLP and Goldberg Kohn in connection therewith and (z) any payment of, or reimbursement of the Agent and/or the Lenders for, costs and expenses of the Fourth Amendment Consultant;

E.	Increased (without duplication) by the amount of any Unadjusted EBITDA Equity Contribution solely for purposes of determining compliance with Section 6.2.

F.	Consolidated Cumulative Unadjusted EBITDA (sum of C plus D plus E)8

G.	Minimum permitted Consolidated Cumulative Unadjusted EBITDA for such Period

	In Compliance	[Yes]/[No]

B-2